Exhibit 99.1

Contact Information:

At the Company:
Gregory S. Skinner
Vice President Finance and CFO
(650) 261-3677

LANDEC CORPORATION ACQUIRES GREENLINE FOODS, INC.

MENLO PARK, Calif.--(BUSINESS WIRE)—April 23, 2012--Landec Corporation (Nasdaq:LNDC), a company that develops and markets patented products for food, agricultural and biomedical applications, announced today that its wholly owned food subsidiary, Apio, Inc., has acquired GreenLine Foods, Inc. from The Riverside Company, a global private equity firm.  GreenLine Foods, headquartered in Perrysburg, Ohio, is the leading processor and marketer of value-added, fresh-cut green beans in North America. The acquisition is expected to be immediately accretive to Landec. For Landec’s upcoming fiscal year 2013 beginning May 28, 2012, GreenLine’s revenues are projected to be approximately $95 million to $100 million and EBITDA is estimated to be between $10 million to $11 million.

 The acquisition of GreenLine combines two leading brands in the fresh-cut produce market, the Apio Eat Smart® brand and the GreenLine® brand, resulting in combined market presence in approximately 80% of North American retail grocery store sites, supported by GreenLine’s strategic and extensive East Coast processing and distribution facilities. GreenLine’s primary production facilities are located in Bowling Green, Ohio and Hanover, Pennsylvania.  Additional production facilities are located in Vero Beach, Florida and Pico Rivera, California with distribution centers in Chester, New York and Rock Hill, South Carolina.  The addition of GreenLine’s significant footprint on the East Coast and dedicated fleet of privately operated trucks complements and strengthens Apio’s California base of operations.

Under the agreement with Riverside, Apio acquired all of the outstanding equity interests of GreenLine for $63.0 million in cash with no assumed debt. The agreement also includes future earn-out potential for Riverside of up to $7.0 million based on GreenLine achieving certain financial targets during calendar year 2012.  In conjunction with the acquisition, Apio obtained $31.8 million in term financing secured by Apio’s and GreenLine’s fixed assets.  In addition, Apio entered into a five-year, $25.0 million working capital line, with an interest rate of LIBOR plus 2%, based on the combination of Apio and GreenLine accounts receivable and eligible inventory balances.  The term debt is comprised of a $12.7 million equipment loan which matures in seven years with a fixed interest rate of 4.37% and a $19.1 million real estate loan that matures in ten years with a fixed interest rate of 4.02%.  Both the term financing and the working capital line are being financed by GE Capital.

For the fiscal year ending May 27, 2012, Landec will record approximately $800,000 of acquisition related expenses.  In addition, the Company will record approximately $1.0 million of loan origination fees which will be amortized over approximately seven years. The Company is forecasting that GreenLine’s operating results for the period from the close of the acquisition to our fiscal year end of May 27, 2012 will offset a majority of the acquisition related expenses.

For fiscal year 2012, as a result of including GreenLine operating results for the last five weeks, we are increasing our revenue guidance and maintaining our net income guidance.  For fiscal year 2012, we now expect revenues to grow more than 10% compared to our previous guidance for revenues to grow 9% to10% and we are maintaining our guidance for net income to grow approximately 40% compared to fiscal year 2011, after adding back the one-time impairment charge of $4.8 million to net income for fiscal year 2011.

Gary Steele, Landec’s Chairman and CEO, commented, “The acquisition of GreenLine is consistent with our strategy for profitable growth in our core businesses by investing in opportunities where we can accelerate growth while increasing our net income. GreenLine’s product line is synergistic with our well established channels of distribution and significantly expands Apio’s customer base, product line and geographic presence.  In addition to providing greater penetration for our products in the market and advancing Apio’s long-term growth and profitability goals, we see operational and customer synergies that can be realized in the next 12 to 24 months.”

Ron Midyett, CEO of Landec’s Apio business, added, “U.S. consumer demand is growing for the convenience of pre-washed, trimmed and ready-to-cook fresh-cut green beans. GreenLine is benefiting from this growth based on its leading market position supported by strong produce sourcing and a national distribution network to ensure year-round supply of high quality fresh-cut green bean products to its customers.  With this investment we have added new growth products, significantly expanded Apio’s customer base in retail grocery, added new foodservice customers, and acquired strategic East Coast processing and distribution facilities.  These new capabilities will allow Apio to offer enhanced services to our customers with a broader range of products, all with a continued commitment to product quality and food safety.”

Concluded Steele, “The acquisition of GreenLine will serve to significantly grow Apio’s already strong market momentum demonstrated by Apio’s 19% unit volume growth in its value-added, fresh-cut specialty packaged vegetable business over the last nine months compared to the overall fresh-cut produce category growth in volume of 6.2%.  Apio’s unit volume growth and market share, along with that of GreenLine, will continue to benefit from Apio’s focus on advancing and improving its competitive advantages in technology, product line breadth and quality, customer service and shipping logistics.”

A conference call will follow this release today Monday April 23, 2012 at 4:00 PM Eastern Time (1:00 PM. Pacific Time) during which senior management of Landec will answer investor questions concerning its acquisition of GreenLine.  Interested parties have the opportunity to listen to the conference call live on the Internet at www.landec.com by selecting Investors and the Financial Releases & Events page.  A replay of the webcast will be available for 30 days.  Additionally, investors can listen to the call by dialing (866) 871-4460 or (703) 639-1468 at least five minutes prior to the start.  A replay of the call will be available through Monday April 30, 2012 by calling (888) 266-2081 or (703) 925-2533, code #1576061.

Harris Williams & Co. was the exclusive advisor to Riverside and GreenLine.

About GreenLine Foods, Inc.

GreenLine Foods processes and distributes fresh trimmed green beans to retail and foodservice customers across the country.  The company is the largest provider of fresh-trimmed, microwaveable packaged green beans in North America and manages the process from planting hybrid seeds through on-time delivery to customers.  From its original product focus on fresh-trimmed microwaveable green beans, the company has added new produce items, including wax beans, bean blends, sugar snap peas and French green beans.  GreenLine’s manufacturing process retains product quality, extends shelf life and reduces product spoilage.  When GreenLine beans reach customers’ kitchens, they’re trimmed and ready to cook, ensuring quick preparation, consistent quality and easy storage that outlasts traditional bulk green beans. GreenLine’s primary production facilities are located in Bowling Green, OH and Hanover, PA.  Additional production facilities are located in Vero Beach, FL and Pico Rivera, CA with distribution centers in New York and South Carolina. The company is headquartered in Perrysburg, Ohio.  For more information, please visit www.greenlinebeans.com.

About Landec Corporation

Landec Corporation is a materials science company that leverages its proprietary polymer technologies, application development and innovation capabilities to develop and commercialize new products in food, agricultural, biomedical and industrial markets. Landec has two proprietary polymer technology platforms: Intelimer Polymers® and Sodium Hyaluronate (“NaHy”) that are the foundation for its business. Landec’s subsidiary, Apio, has become the leader in US fresh-cut specialty packaged vegetables by combining Landec’s proprietary food packaging technology with the capabilities of a large national food supplier, processor and distributor. Through its subsidiary, Lifecore Biomedical, Landec is now a premium supplier of hyaluronan-based materials and medical products to ophthalmic, orthopedic and veterinary markets worldwide. Landec’s Licensing Partnerships work closely with market-leading companies to develop and commercialize differentiated polymer-based products.  For more information about the Company, visit Landec’s website at www.landec.com.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability to achieve acceptance of the Company's new products in the market place, the severity of the current economic slowdown, the ability to integrate GreenLine’s operations into the Company, weather conditions that can affect the supply and price of produce, the amount and timing of research and development funding and license fees from the Company's collaborative partners, the timing of regulatory approvals, the mix between domestic and international sales, and the risk factors listed in the Company’s Form 10-K for the fiscal year ended May 29, 2011 (See item 1A: Risk Factors) which may be updated in Part II.  Item 1A Risk Factors in the Company’s Quarterly Reports on Form 10-Q.  As a result of these and other factors, the Company expects to continue to experience significant fluctuations in quarterly operating results and there can be no assurance that the Company will remain consistently profitable.  The Company undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.